UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2005 (October 18, 2005)

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

Chemtura Corporation announced today that it has rescinded those parts of a Global Settlement Agreement covering rubber chemicals and EPDM that were intended to resolve consolidated direct purchaser class action lawsuits pending in the United States District Courts in the Northern District of California and the District of Connecticut.  As announced last January, the Company reserved the right to rescind all or part of the Global Settlement Agreement based on the number of members of the applicable classes who exercised their opt out rights.  As a result of the opt outs in rubber chemicals and EPDM, the Company is currently negotiating settlements directly with the largest claimants in those actions.  Chemtura does not intend to adjust the reserves previously established with respect to these lawsuits at this time.

Under the Global Settlement Agreement, Chemtura agreed to pay a total of $97 million, consisting of $62 million with respect to rubber chemicals, $30 million with respect to EPDM and $5 million with respect to nitrile rubber.  The nitrile rubber portion of the Global Settlement Agreement has been approved by the United States District Court for the Western District of Pennsylvania.

Chemtura also announced that the Company has reached agreements with class claimants in Canada covering direct and indirect purchasers of EPDM for approximately USD $3.9 million and is working toward a resolution of similar claims with respect to rubber chemicals, urethanes and urethane chemicals.  These agreements will be subject to court approval and notice to class members, with opt out options for potential class members and a recovery by the Company of a portion of the settlement funds with respect to members of the classes who choose to opt out of the settlements.

Chemtura cannot predict the outcome of these class actions.  It will continue to seek cost-effective resolutions of these claims and others pending or hereafter asserted against Chemtura or any of its subsidiaries; however, the resolution of such claims could have a material adverse effect on the Company’s financial condition, results of operations and prospects.

A copy of a press release announcing this information is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

*            *             *

(c)                                  Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release Dated October 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By	s/Barry J. Shainman
Name:	Barry J. Shainman
Title:	Vice President and Secretary

Date: October 18, 2005

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release Dated October 18, 2005